Exhibit 25

         POWER OF ATTORNEY KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mario Bassani with the power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the
         Securities    and    Exchange    Commission,    granting    unto   said
         attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                   Signatures

                                   By:/s/ Mario Bassani
                                          Mario Bassani
                                          Chairman of the Board
                                          Chief Executive Officer


                                   By:/s/ Gary Hyman
                                          Gary Hyman
                                          Chief Financial Officer
                                          Director


                                   By:/s/ Steve Wise
                                          Steve Wise
                                          Director


                                   By:/s/ David Bannon
                                          David Bannon
                                          Director

                                       18